                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-73550) and related Prospectus of Conceptus, Inc. for the registration of 2,326,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2001, with respect to the consolidated financial statements of Conceptus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
Palo Alto, California
December 20, 2001